SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2004

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As recommended by the Audit Committee of the Board of Directors of the Registrant, the Board of Directors has engaged BDO Seidman, LLP (“BDO”) to serve as I-many’s independent auditors for 2004. The appointment of BDO became effective on April 2, 2004, the date upon which BDO accepted the appointment.

During I-many’s two most recent fiscal years and through April 2, 2004, I-many did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on I-many’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Kevin M. Harris
Kevin M. Harris
Chief Financial Officer

April 2, 2004